                                                                    Exhibit 99.1
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(2)  The shares are held as follows: 9,037,534 shares held by Versant Venture
Capital III, L.P. and 53,376 shares held by Versant Side Fund III, L.P.
(collectively, the "Versant Funds").  In their capacity as managing members of
Versant Ventures III, LLC which is the general partner of each of the Versant
Funds Brian G. Atwood, Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J.
Wasserstein, Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley
J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden and Barbara N.
Lubash share voting and investment authority over the shares held by the
Versant Funds and may be deemed to beneficially own the shares.  Each of Brian
G. Atwood, Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J. Wasserstein,
Samuel D. Colella, Donald B.Milder, Rebecca B. Robertson, Bradley J. Bolzon,
Ph.D., William J. Link, Ph.D., Charles M. Warden and Barbara N. Lubash disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(4)  The shares are held as follows: 4,443,454 shares held by Versant Venture
Capital III, L.P. and 26,243 shares held by Versant Side Fund III, L.P.
(collectively, the "Versant Funds").  In their capacity as managing members of
Versant Ventures III, LLC which is the general partner of each of the Versant
Funds Brian G. Atwood, Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J.
Wasserstein, Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley
J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden and Barbara N.
Lubash share voting and investment authority over the shares held by the Versant
Funds and may be deemed to beneficially own the shares.  Each of Brian G. Atwood,
Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J. Wasserstein, Samuel D. Colella,
Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D., William J.
Link, Ph.D., Charles M. Warden and Barbara N. Lubash disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.